Exhibit 99.2
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements combine the historical consolidated balance sheets and statements of income of Reliance Steel & Aluminum Co. (“Reliance”) and PNA Group Holding Corporation (“PNA”), giving effect to the acquisition of PNA by Reliance using the purchase method of accounting. Certain historical balance sheet and income statement amounts of PNA have been reclassified to conform to the financial statement presentation of Reliance. The pro forma financial information also gives effect to the exclusion of the results of operations of Travel Main Corporation (which will not be acquired by us as part of our acquisition of PNA, and which owns certain real property that is leased to the PNA operating subsidiaries). The pro forma financial information does not give effect, however, to the results of operations of Precision Flamecutting & Steel, L.P. (“Precision”) and Sugar Steel Corporation (“Sugar”) (and its affiliate), businesses which PNA acquired in December 2007 and March 2008, respectively, for periods prior to the acquisition of such businesses. Information supplied by PNA indicates that Precision and Sugar had net sales of approximately $54.5 million and $104.7 million, respectively, for the year ended December 31, 2007. Furthermore, no effect has been given in the unaudited pro forma combined statements of income for (i) operating benefits that may be realized through the combination of the entities and (ii) the elimination of certain non-recurring expenses related to a compensation plan that is being terminated as part of the acquisition, management fees paid to Platinum Equity, an affiliate of PNA, and certain other non-recurring executive compensation and other corporate costs that Reliance does not expect to incur after taking control of PNA of approximately $2.8 million and $15.9 million for the three months ended March 31, 2008 and the year ended December 31, 2007, respectively.

As used herein, references to the “PNA Transactions” include the acquisition of PNA and the related repayment or refinancing of PNA indebtedness, with (i) the net proceeds of a proposed common stock offering, (ii) borrowings under a planned new $250.0 million term loan facility for which Reliance has received commitments from a syndicate of lenders and (iii) borrowings under Reliance’s existing revolving credit facility. Unless otherwise indicated, it is assumed that the total consideration paid by Reliance for the 10.75% Senior Notes due 2016 and all of the Senior Floating Rate Toggle Notes due 2013 (together, the “PNA Notes”) issued by subsidiaries of PNA is paid, together with accrued and unpaid interest, on August 4, 2008.

The unaudited pro forma combined balance sheet as of March 31, 2008 gives effect to the PNA Transactions as if they had occurred on March 31, 2008. The unaudited pro forma combined statements of income for the three months ended March 31, 2008 and the year ended December 31, 2007 assume the PNA Transactions were effected on January 1, 2008 and January 1, 2007, respectively.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Reliance that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Reliance at any future date or the consolidated results of operations of Reliance for any future period.

The acquisition of PNA will be accounted for using the purchase method of accounting. The pro forma information presented, including allocation of purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, currently available information and assumptions and will be revised as additional information becomes available. The actual adjustments to Reliance’s consolidated financial statements as a result of the completion of the PNA Transactions will depend on a number of factors, including additional information that will become available on or after the closing date of the acquisition of PNA. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and other information of Reliance included in its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the three months ended March 31, 2008, and of PNA included in Reliance’s Current Report on Form 8-K filed with the SEC on July 17, 2008 and incorporated herein by reference.

Reliance Steel & Aluminum Co.

Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2008
(In thousands)

			Pro Forma Adjustments
			Less
		PNA Group	Assets and		Other
	Reliance Steel &	Holding	Liabilities	PNA	Pro Forma		Pro Forma
	Aluminum Co.	Corporation	not Purchased	Transactions	Adjustments		Combined
			Note A	Note B	Note C

Assets
Cash and cash equivalents	$96,730	$13,224	$(3,484)	$—	$—		$106,470
Accounts receivable, net	829,203	236,593	—	—	—		1,065,796
Inventories	948,280	452,102	—	—	—		1,400,382
Prepaids and other current assets	22,202	19,110	—	—	—		41,312

Total current assets	1,896,415	721,029	(3,484)	—	—		2,613,960
Property, plant and equipment, net	838,630	88,796	(26,749)	—	39,470	(i)	940,147
Goodwill	882,958	32,667	—	—	361,032	(ii)	1,276,657
Intangible assets, net	461,693	32,127	—	—	145,488	(iii)	639,308
Other assets	85,575	27,450	(8,031)	1,000	(15,206	)(iv)	90,788

Total assets	$4,165,271	$902,069	$(38,264)	$1,000	$530,784		$5,560,860

Liabilities & Shareholders’ Equity
Accounts payable	$464,341	$154,801	$(1,260)	$—	$—		$617,882
Accrued expenses	154,329	37,722	—	—	—		192,051
Income taxes payable	34,045	7,993	—	—	7,900	(v)	49,938
Deferred income taxes	23,141	—	—	—	—		23,141
Current maturities of long-term debt	51,476	—	—	—	—		51,476
Current maturities of capital lease obligations	625	—	—	—	—		625

Total current liabilities	727,957	200,516	(1,260)	—	7,900		935,113
Long-term debt	1,075,351	776,705	(47,996)	(143,913)	76,091	(vi)	1,736,238
Capital lease obligations	4,345	—	—	—	—		4,345
Other long-term liabilities	63,447	3,063	—	—	—		66,510
Deferred income taxes	199,240	6,488	—	—	52,092	(vii)	257,820
Minority interest	1,763	1,915	—	—	—		3,678

Shareholders’ equity (deficit)	2,093,168	(86,618)	10,992	144,913	394,701	(viii)	2,557,156

Total liabilities and shareholders’ equity	$4,165,271	$902,069	$(38,264)	$1,000	$530,784		$5,560,860

Reliance Steel & Aluminum Co.

Notes to Unaudited Pro Forma Combined Balance Sheet

A.	Assets and Liabilities not Purchased by Reliance

These pro forma adjustments are to adjust the historical PNA financial statements for the distribution of Travel Main Corporation (“Travel Main”), an entity not being purchased by Reliance as part of the acquisition of PNA. Travel Main owns certain real property that is leased to various PNA subsidiaries and is controlled by PNA. The operating leases between the PNA entities and Travel Main will remain in place after the acquisition of PNA. Reliance has eliminated Travel Main’s assets, liabilities and Travel Main’s results of operations and Reliance has included the income statement effects of the operating leases in the pro forma financial statements.

B.	PNA Transactions

Represents the pro forma adjustments for the proposed equity offering of 6,750,000 shares of common stock at an assumed public offering price of $71.79 (the last reported sale price of Reliance’s common stock on the New York Stock Exchange on July 16, 2008) for net proceeds of approximately $464.0 million (after deducting underwriting discounts and commissions but before other offering expenses), borrowings of $250.0 million under a proposed term loan facility, and borrowings of $410.9 million under Reliance’s revolving credit facility. Also, represents the pro forma adjustments to reflect the purchase of the outstanding common stock of PNA for $315.0 million, direct acquisition costs of approximately $4.1 million and the repayment or refinancing of PNA’s outstanding debt of approximately $750.0 million and related tender offer and consent solicitation premium payments of approximately $54.8 million for a total transaction value of approximately $1.12 billion. In addition, assuming that the consideration for the PNA Notes is paid on August 4, 2008, an aggregate of $15.2 million of accrued and unpaid interest will also be payable to holders of the PNA Notes. This amount is expected to be borrowed under Reliance’s revolving credit facility. Amounts borrowed under Reliance’s revolving credit facility do not reflect amounts expected to be borrowed to pay accrued and unpaid interest in connection with the repurchase of PNA Notes.

C.	Other Pro Forma Adjustments

(i)	Property, Plant, & Equipment

Represents the pro forma adjustment to record the estimated fair values of PNA’s real and personal property based upon preliminary estimates. The values of these assets are subject to adjustment upon completion of our valuations.

(ii)	Goodwill

The estimated total purchase price of the acquisition is based on a price of $315.0 million for all of the outstanding shares of PNA and the repayment or refinancing by Reliance of PNA’s outstanding debt of approximately $750.0 million, as well as related tender offer and consent solicitation premium payments. The total transaction value of approximately $1.12 billion, which includes the purchase price for the outstanding PNA shares, the repayment or refinancing of PNA’s outstanding debt inclusive of tender offer and consent solicitation premium payments and acquisition costs, was allocated to PNA’s assets and liabilities on a fair value basis and resulted in estimated goodwill of approximately $393.7 million.

(iii)	Identifiable Intangible Assets

Represents the pro forma adjustments to record the estimated fair values of PNA’s identifiable intangible assets relating to tradenames, certain customer relationships or other intangible assets from the acquisition based upon preliminary estimates. The fair values of these assets are subject to adjustments upon completion of our valuations.

(iv)	Other Assets

Represents the pro forma adjustments to write off PNA’s unamortized deferred financing costs of $15.2 million.

(v)	Income Taxes Payable

The pro forma adjustment to income taxes payable is related to the planned transfer of the Travel Main entity prior to the acquisition of PNA by way of a distribution to a newly created entity by PNA, in a taxable transaction that will give rise to a tax liability estimated at approximately $7.9 million.

(vi)	Long-Term Debt

Represents the pro forma adjustment to bring total outstanding PNA borrowings to a maximum allowed amount pursuant to the terms of the Stock Purchase Agreement pursuant to which we agreed to acquire PNA, as well as adjustments to the outstanding PNA Notes to reflect their estimated repurchase value under the tender offers.

(vii)	Deferred Income Taxes

The deferred tax liability represents the pro forma adjustment for the additional book/tax differences created from the allocation of purchase price to the fair values of the PNA acquired assets and liabilities assumed. These estimates are based on the estimated prospective statutory tax rate of approximately 38% for the combined company and could change based on changes in the applicable tax rates and finalization of the combined company’s tax position as well as based on changes in the allocation of the purchase price among the acquired assets and liabilities assumed.

(viii)	Shareholders’ Equity

Represents the pro forma adjustments to reflect the excess of Reliance’s purchase price for PNA’s outstanding common stock over the historical stockholders’ equity of PNA.

Reliance Steel & Aluminum Co.

Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2008
(In thousands, except share and per share amounts)

			Pro Forma Adjustments
			Less
		PNA Group	Assets and	Other
	Reliance Steel &	Holding	Liabilities	Pro Forma		Pro Forma
	Aluminum Co.	Corporation	not Purchased	Adjustments		Combined
			Note A	Note B

Net sales	$1,908,170	$474,037	$—	$—		$2,382,207
Other income (expense), net	(387)	658	—	—		271

	1,907,783	474,695	—	—		2,382,478
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	1,415,891	384,081	—	—		1,799,972
Warehouse, delivery, selling, general and administrative	281,628	49,551	(1,540)	—		332,719
Depreciation and amortization	21,365	4,201	143	925	(i)	26,348
Interest expense	16,613	17,472	823	(10,929	)(ii)	22,333

	1,735,497	455,305	(574)	(10,004)		2,181,372

Income before minority interest and income taxes	172,286	19,390	574	10,004		201,106
Minority interest	(64)	(774)	—	—		(838)

Income from continuing operations before income taxes	172,222	18,616	574	10,004		200,268
Provision for income taxes	64,827	7,550	216	3,245	(iii)	75,406

Net income	$107,395	$11,066	$358	6,759		$124,862

Income from continuing operations — diluted	$1.46					$1.55	(iv)

Weighted average shares outstanding — diluted	73,548,014			6,750,000	(iv)	80,298,014	(iv)

Income from continuing operations — basic	$1.47					$1.57	(iv)

Weighted average shares outstanding — basic	72,857,477			6,750,000	(iv)	79,607,477	(iv)

Reliance Steel & Aluminum Co.

Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2007
(In thousands, except share and per share amounts)

			Pro Forma Adjustments
			Less
		PNA	Assets and	Other
	Reliance Steel &	Group Holding	Liabilities	Pro Forma		Pro Forma
	Aluminum Co.	Corporation	not Purchased	Adjustments		Combined
			Note A	Note B

Net sales	$7,255,679	$1,632,469	$—	$—		$8,888,148
Other income, net	9,931	2,558	—	—		12,489

	7,265,610	1,635,027	—	—		8,900,637
Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	5,418,161	1,353,843	—	—		6,772,004
Warehouse, delivery, selling, general and administrative	1,034,139	178,536	(5,890)	—		1,218,565
Depreciation and amortization	79,873	11,553	573	7,886	(i)	98,739
Interest expense	78,710	63,135	3,334	(36,921	)(ii)	101,590

	6,610,883	1,607,067	(1,983)	(29,035)		8,190,898

Income before minority interest and income taxes	654,727	27,960	1,983	29,035		709,739
Minority interest	(334)	(2,374)	—	—		(2,708)

Income from continuing operations before income taxes	654,393	25,586	1,983	29,035		707,031
Provision for income taxes	246,438	12,309	1,089	8,603	(iii)	266,261

Net income	$407,955	$13,277	$894	$20,432		$440,770

Income from continuing operations — diluted	$5.36					$5.32

Weighted average shares outstanding — diluted	76,064,616			6,750,000	(iv)	82,814,616

Income from continuing operations — basic	$5.39					$5.35

Weighted average shares outstanding — basic	75,622,799			6,750,000	(iv)	82,372,799

Reliance Steel & Aluminum Co.

Notes to Unaudited Pro Forma Combined Statements of Income

A.	Assets and Liabilities Not Purchased by Reliance

These pro forma adjustments are to adjust the PNA financial statements for the distribution of Travel Main, which is not being purchased by Reliance as part of the acquisition of PNA. Travel Main owns certain real property that is leased to various PNA subsidiaries and is controlled by PNA. The operating leases between the PNA entities and Travel Main will remain in place after the acquisition of PNA. Reliance has eliminated Travel Main’s assets, liabilities and Travel Main’s results of operations and Reliance has included the income statement effects of the operating leases in the pro forma financial statements.

B.	Other Pro Forma Adjustments

(i)	Depreciation and Amortization Expense

To reflect the pro forma effect on depreciation and amortization expense of the write-up of PNA’s property, plant and equipment and identifiable intangible assets to their estimated fair market values at the date of the acquisition. The amount of this adjustment may change as the values of the underlying asset valuations are finalized.

(ii)	Interest Expense

Represents the pro forma adjustment for the elimination of interest expense related to all of the approximately $750.0 million of outstanding PNA debt and the addition of the interest expense related to $660.9 million of new debt expected to be incurred by Reliance in connection with the acquisition of PNA and the related repayment or refinancing of all of PNA’s debt, comprised of a proposed $250.0 million term loan and $410.9 million of borrowings under Reliance’s existing revolving credit facility. In addition, assuming that the consideration for the PNA Notes is paid on August 4, 2008, an aggregate of $15.2 million of accrued and unpaid interest will also be payable to holders of the PNA Notes. This amount is expected to be borrowed under Reliance’s revolving credit facility. Amounts borrowed under Reliance’s revolving credit facility do not reflect amounts expected to be borrowed to pay accrued and unpaid interest in connection with the repurchase of the PNA Notes. For the purposes of the pro forma statements of income, assumed are an interest rate of 4.21%, based on LIBOR plus 1.75%, in respect of the new term loan, and an interest rate of 3.01%, based on LIBOR plus 0.55%, in respect of the existing revolving credit facility. A change of 0.125% in the applicable interest rates on the borrowings under the term loan and the revolving credit facility would result in a change of $0.8 million in Reliance’s interest expense on an annual basis. These pro forma adjustments reflect a reduction in interest expense of approximately $10.9 million and $36.9 million for the three months ended March 31, 2008 and the year ended December 31, 2007, respectively primarily due to Reliance’s overall lower cost of borrowing and a portion of the PNA debt being repaid with proceeds from the proposed common stock offering and the other PNA Transactions.

(iii)	Income Tax Provision

To reflect the pro forma effect on consolidated income tax expense of the above adjustments, determined based on an estimated prospective effective tax rate of 37.7% for the combined company. This estimate could change based on changes in the applicable tax rates and finalization of the combined company’s tax position.

(iv)	Shares Outstanding and Earnings per Share

The pro forma weighted average number of basic and diluted shares outstanding is calculated by adding Reliance’s weighted average number of basic and diluted shares of common stock outstanding for the respective periods presented in the unaudited pro forma combined statements of income and adding the additional shares to be issued in connection with the proposed common stock offering by Reliance. Using an assumed public offering price of $71.79 per share (the last reported sale price for Reliance’s common stock on the New York Stock Exchange on July 16, 2008) and estimated net proceeds from the proposed common stock offering (after deducting underwriting discounts and commissions but before other offering expenses) of $464.0 million, 6,750,000 shares are estimated to be issued for the purpose of the calculation of the pro forma weighted average shares outstanding and earnings per share. A change of $0.01 in the price per share of Reliance common stock would result in a change of 940 shares of Reliance common stock being issued in the offering in order for Reliance to receive net proceeds (after underwriting discounts and commissions but before other offering expenses) of $464.0 million.